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EXHIBIT 21.1
SUBSIDIARIES OF REGISTRANT

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SUBSIDIARY                                                       JURISDICTION OF INCORPORATION
Cymer (Barbados) Ltd.                                            Barbados

Cymer B.V.                                                       Netherlands

Cymer International, Ltd.                                        Barbados

Cymer Japan,  Inc.                                               Japan

Cymer Korea, Inc.                                                Korea

Cymer Services, Inc.                                             Nevada

Cymer Singapore Pte Ltd.                                         Singapore

Cymer Southeast Asia, Ltd.                                       Taiwan

Active Control eXperts, Inc. (ACX) as of February 13, 2001       Delaware


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